Exhibit 10.1

CHANGE OF CONTROL AGREEMENT

This Change of Control Agreement (the “Agreement”) is made and entered into as of May 11, 2009, by and between Warren Resources, Inc. (“Warren”) and                              (the “Employee”). Capitalized terms used in this Agreement shall have the meanings set forth in Section 4 below.

1. Purpose. The purpose of this Agreement is to encourage Employee to remain in the employ of the Company and to continue to devote Employee’s full attention to the success of the Company in the event of a Change of Control, as such term is defined in Section 4 of this Agreement.

2. Stock Option Award Acceleration. In the event of a Change of Control, provided that Employee complies with Section 5 below, all outstanding stock options granted by the Company to Employee on March 4, 2009, exercisable at $0.51 per share of common stock, shall become fully vested immediately on the effective date of the Change of Control and may be exercised for a period of one (1) year thereafter.

3. Failure to be hired by the Company or Acquirer. In the event that the Employee does not receive a job offer from the Company or the acquirer within ninety (90) days after the Change of Control for annual cash compensation that is within fifteen (15%) percent of the Employee’s then current annualized base salary, the company shall pay the Employee a cash severance payment equal to three (3) months of his then current base salary, provided that the Employee has complied with Section 5 below.

4. Definitions. Capitalized terms used in this Agreement shall have the meanings set forth in this Section 4.

4.1 “Change of Control” means (a) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company’s then outstanding securities; (b) the Company is party to a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving or another entity) at least fifty (50%) percent of the combined voting power of the voting securities of the Company or such surviving or other entity outstanding immediately after such merger or consolidation; (c) the sale or disposition of all or substantially all of the Company’s assets (or consummation of any transaction having similar effect) within the State of                         ; or (d) the dissolution or liquidation of the Company.

4.2 “Company” means Warren Resources, Inc., and its subsidiary Warren E&P, Inc.

5. Release of Claims. The payments and benefits set forth in Section 2 and 3 of this Agreement are conditioned upon the delivery by Employee of a signed complete and general release of claims, which is not subsequently revoked, in a form satisfactory to the Company that includes release of any and all of his potential claims (other than for vested benefits described in this Agreement or any other vested benefits with the Company and/or its affiliates) against the Company, any of its affiliated companies, and their respective successors and any officers, employees, agents, directors, attorneys, insurers, underwriters, and assigns of the Company, its affiliates and/or successors.

6. Conflict in Benefits; Effect of Agreement. This Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding compensation following a Change of Control, and shall be the exclusive agreement for the determination of any compensation due upon a Change of Control.

7. Miscellaneous.

7.1 Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

7.2 No Employment Agreement. This Agreement does not alter Employee’s at-will employment status or obligate the Company to continue to employ Employee for any specific period of time, or in any specific role or geographic location.

7.3 Modification of Agreement. This Agreement may be modified, amended or superseded only by a written agreement signed by Employee and the Chief Executive Officer.

7.4 Governing Law. This Agreement shall be interpreted in accordance with and governed by the laws of the State of                                 .

EMPLOYEE:	WARREN RESOURCES, INC.

By:
Printed Name:	Name:
Title:

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